Exhibit 99.1

ATG Reports Fourth Quarter and Full-Year 2007 Results

Revenue Increased 33% Year-Over-Year

Deferred Revenue Increased 92% Year-Over-Year

Cash Flow from Operations Increased 246% Year-Over-Year

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Art Technology Group, Inc. (NASDAQ: ARTG), the leading e-commerce platform provider, today reported financial results for the fourth quarter and full-year ended December 31, 2007.

Revenue for the fourth quarter of 2007 grew to $39.3 million, a 22% increase over fourth quarter 2006 revenue of $32.2 million. Revenue for the year ended December 31, 2007 grew 33% to $137.1 million, compared with revenue of $103.2 million for 2006.

Cash flow from operations for the full-year 2007 was $26.3 million, a 246% increase over full-year 2006 cash flow from operations of $7.6 million.

“2007 was an exceptional year for ATG, marked by revenue growth of 33% and product license bookings growth of 32%,” stated Bob Burke, ATG’s president and CEO. “The acceleration in our business throughout the year is indicative of what’s going on in the market; companies are requiring more sophisticated and scalable e-commerce solutions in order to increase customer loyalty, conversion rates, and revenue. We believe we are in the early stages of an e-commerce re-platforming trend and expect healthy demand to continue into 2008.”

As previously communicated, an increasing amount of ATG’s product license, on demand and related services revenue is being deferred and recognized in future periods. The Company’s recurring and ratable revenue streams are increasing because customers are leveraging more ATG solutions, specifically eStara and OnDemand. This trend affects ATG’s short-term revenue and profitability but over the longer term should result in greater stability and predictability in the Company’s revenue.

Short and long term deferred revenue grew to $46.4 million at December 31, 2007, a 92% increase over December 31, 2006.

Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the fourth quarter of 2007 was $9.5 million, compared to $10.8 million in the year ago quarter. Product license bookings, a non-GAAP measure which the Company defines as product license revenue recognized plus net change in deferred product license revenue, grew 20% year over year to $13.0 million for the fourth quarter from $10.8 million in the year ago quarter. Product license bookings for the full-year 2007 were $43.3 million, a 32% increase over full-year 2006 product license bookings of $32.8 million. Approximately 28% and 33% of product license bookings in the fourth quarter and full year 2007, respectively, were deferred and will be recognized ratably.

Net income in accordance with GAAP for the fourth quarter of 2007 was $782,000, or $0.01 per diluted share. This compares with net income of $5.1 million, or $0.04 per diluted share, in the fourth quarter of 2006.

Non-GAAP net income was $4.1 million for the fourth quarter of 2007, or $0.03 per diluted share compared with non-GAAP net income of $4.6 million, or $0.04 per diluted share for the fourth quarter of 2006.

At the end of the fourth quarter 2007, ATG had $51.9 million in cash, cash equivalents, and short-term and long-term marketable securities.

This past quarter, seven new customers purchased ATG commerce solutions and the net number of customers that have deployed eStara solutions increased by 50. New and repeat business was generated from customers including Armstrong, Bluefly, Boeing, CVS, Eastman Kodak, Future Bazaar, Herbalife, Scotts, Urban Brands, and Vodafone.

“We are very pleased with our 2007 results, particularly our revenue and cash flow from operations growth,” Julie Bradley, ATG’s senior vice president and CFO stated. “Going into 2008, we expect continued healthy demand for our solutions supporting our 2008 revenue guidance growth rates of 16% to 20%.”

Financial Guidance and Business Outlook

Revenue for 2008 is expected to be in the range of $159.0 million to $165.0 million. GAAP net income for the year ending December 31, 2008 is expected to be in the range of $(4.0) million to $1.0 million. GAAP net income guidance includes an estimated $8.5 - $9.0 million of non-cash equity-related compensation expense and amortization of acquired intangibles of $4.5 - $5.0 million. Non-GAAP net income for the year ending December 31, 2008 is expected to be in the range of $9.0 million to $15.0 million. Cash flow from operations for 2008 is expected to be in the range of $28.0 million to $32.0 million.

Quarterly Conference Call

ATG management will discuss the company’s fourth quarter and full-year 2007 financial results, recent highlights, and business outlook for 2008 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “For Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 29884026. A replay of the call will be available on the company’s website later in the day.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	December 31,	September 30,	December 31,
	2007	2007	2006
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities	$50,879	$48,996	$31,223
Accounts receivable, net	40,443	32,455	34,554
Deferred costs, current	790	608	-
Term receivables, current	122	694	55
Prepaid expenses and other current assets	2,619	3,587	2,446

Total current assets	94,853	86,340	68,278

Property and equipment, net	7,208	6,367	5,326
Intangible assets, net	11,109	12,335	16,013
Deferred costs, less current portion	2,337	1,924	-
Term receivables, less current portion	29	29	60
Marketable securities, less current portion	1,062	-	-
Other assets	1,446	1,325	976
Goodwill	59,675	59,980	59,328

Total long-term assets	82,866	81,960	81,703

Total assets	$177,719	$168,300	$149,981

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$3,619	$2,811	$2,607
Accrued expenses	19,569	18,351	15,791
Deferred revenue, current portion	35,577	34,719	23,708
Accrued restructuring, current portion	855	889	1,213
Capital lease obligations	-	4	56

Total current liabilities	59,620	56,774	43,375

Accrued restructuring, less current portion	225	380	1,031
Deferred revenue, less current portion	10,777	7,154	501

Total long-term liabilities	11,002	7,534	1,532

Stockholders' equity	107,097	103,992	105,074

Total liabilities and stockholders' equity	$177,719	$168,300	$149,981
ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 30,	December 31,
	2007	2007	2006	2007	2006
Revenue:
Product licenses	$9,532	$7,873	$10,788	$30,529	$32,784
Recurring services	21,337	19,346	16,378	76,672	51,113
Professional & educational services	8,457	8,667	5,041	29,859	19,335

Total revenue	39,326	35,886	32,207	137,060	103,232

Cost of Revenue:
Product licenses	551	557	329	2,197	1,751
Recurring services	7,432	6,165	4,495	24,119	11,239
Professional & educational services	8,867	7,587	5,475	29,223	19,560

Total cost of revenue	16,850	14,309	10,299	55,539	32,550

Gross Profit	22,476	21,577	21,908	81,521	70,682

Operating Expenses:
Research and development	6,280	6,632	5,474	24,963	21,517
Sales and marketing	11,383	11,697	10,323	44,397	30,909
General and administrative	4,471	4,489	4,201	18,211	12,952
Restructuring charge (benefit)	-	9	(385)	(59)	(62)

Total operating expenses	22,134	22,827	19,613	87,512	65,316

Income (loss) from operations	342	(1,250)	2,295	(5,991)	5,366
Interest and other income, net	693	575	152	2,237	1,712

Income (loss) before provision (benefit) for income taxes	1,035	(675)	2,447	(3,754)	7,078
Provision (benefit) for income taxes	253	85	(2,617)	433	(2,617)
Net income (loss)	$782	$(760)	$5,064	$(4,187)	$9,695

Basic net income (loss) per share	$0.01	$(0.01)	$0.04	$(0.03)	$0.08

Diluted net income (loss) per share	$0.01	$(0.01)	$0.04	$(0.03)	$0.08

Basic weighted average common shares outstanding	128,056	127,461	126,483	127,528	115,280

Diluted weighted average common shares outstanding	135,290	127,461	130,449	127,528	120,096
Art Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(UNAUDITED)

	Three months ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Cash Flows from Operating Activities:
Net income (loss)	$782	$(760)	$5,064	$(4,187)	$9,695
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,102	1,981	1,905	7,862	5,141
Non-cash stock-based compensation expense	1,729	1,589	1,219	5,843	3,751
Net changes in operating assets and liabilities	(378)	4,689	(6,619)	16,743	(10,962)

Net cash provided by operating activities	4,235	7,499	1,569	26,261	7,625

Cash Flows from Investing Activities:
Purchases of marketable securities	(12,567)	(3,603)	(6,627)	(21,779)	(18,904)
Maturities of marketable securities	2,944	4,675	3,925	17,569	15,101
Purchases of property and equipment	(1,717)	(701)	(608)	(4,840)	(4,459)
Payment of acquisition costs	-	-	(7,153)	(829)	(7,153)
(Increase) / decrease in other assets	-	-	460	(22)	(155)

Net cash (used in) provided by in investing activities	(11,340)	371	(10,003)	(9,901)	(15,570)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	824	576	210	2,047	1,537
Proceeds from employee stock purchase plan	252	213	196	901	661
Repurchase of common stock	(712)	-	-	(2,902)	-
Principal payments on notes payable	-	-	-	-	(198)
Payments on capital leases	(4)	(17)	(10)	(56)	(63)

Net cash provided by (used in) financing activities	360	772	396	(10)	1,937

Effect of foreign exchange rate changes on cash and cash equivalents	67	229	(38)	158	(141)
Net increase (decrease) in cash and cash equivalents	(6,678)	8,871	(8,076)	16,508	(6,149)
Cash and cash equivalents, beginning of period	41,097	32,226	25,987	17,911	24,060

Cash and cash equivalents, end of period	$34,419	$41,097	17,911	$34,419	$17,911
ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2007	2006
Equity-Related Compensation:

Cost of revenue	$354	$274	$213	$1,102	$781
Research and development	421	310	274	1,276	971
Sales and marketing	376	456	316	1,541	946
General and administrative	578	549	416	1,924	1,053

Total equity-related compensation	$1,729	$1,589	$1,219	$5,843	$3,751

eStara Earn-out:

Cost of revenue	$10	$31	$-	$41	$-
Research and development	121	360	-	481	-
Sales and marketing	143	427	-	570	-
General and administrative	73	214	-	287	-

	$347	$1,032	$-	$1,379	$-

Depreciation and Amortization:

Depreciation
Cost of revenue	$512	$370	$269	$1,536	$942
Research and development	182	181	183	697	663
Sales and marketing	103	130	95	472	343
General and administrative	78	75	52	253	347
	$875	$756	$599	$2,958	$2,295

Amortization
Cost of revenue	$503	$504	$520	2,015	1,131
Research and development	-	-	-	-	-
Sales and marketing	696	694	752	2,778	1,582
General and administrative	28	27	34	111	133
	$1,227	$1,225	$1,306	$4,904	$2,846

Total depreciation and amortization	$2,102	$1,981	$1,905	$7,862	$5,141

Capital Expenditures:

Purchases of property and equipment	$1,717	$701	$608	$4,840	$4,459
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands)
(UNAUDITED)

	Three months ended,			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Net income (loss) GAAP	$782	$(760)	$5,064	$(4,187)	$9,695

Amortization of acquired intangibles	1,227	1,225	1,306	4,904	2,846
Net restructuring	-	9	(385)	(59)	(62)
Equity-related compensation	1,729	1,589	1,219	5,843	3,751
eStara earn-out	347	1,032	-	1,379	-
Non-cash income tax adjustments	-	-	(2,617)	-	(2,617)

Net income (loss) (non-GAAP)	$4,085	$3,095	$4,587	$7,880	$13,613

Net income (loss) (non-GAAP) per share:

Basic	$0.03	$0.02	$0.04	$0.06	$0.12
Diluted	$0.03	$0.02	$0.04	$0.06	$0.11

Shares used in per share calculations:

Basic	128,056	127,461	126,483	127,528	115,280
Diluted	135,290	133,079	130,449	132,506	120,096
Reconciliation of Product License Deferred Revenue
(In thousands)
(UNAUDITED)

	Three months ended,			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Product license revenue	$9,532	$7,873	$10,788	$30,529	$32,784

Increase in product license deferred revenue	3,612	2,146	505	14,107	505

Product license deferred revenue recognized	(191)	(645)	(477)	(1,326)	(477)

Product license bookings	$12,953	$9,374	$10,816	$43,310	$32,812

About ATG

ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software and delivers the on demand solutions that the world's most customer-conscious companies use to power their e-commerce web sites, attract prospects, convert them to buyers and ensure their satisfaction so they become loyal, repeat, profitable customers. Our e-commerce suite is ranked the #1 current offering and #1 in strategy by the industry's most influential analyst firms, and powers more of the top 300 internet retailers than any other vendor. Our eStara brand provides customer interaction solutions to enhance conversions and customer support, and delivers the world's most widely used click-to-call service. ATG's solutions are used by over 900 major brands, including Amazon, American Eagle Outfitters, AOL, AT&T, Best Buy, B&Q, Cabela’s, Carrefour, Cingular, Coca Cola, Continental Airlines, CVS, Dell, DirecTV, El Corte Ingles, Expedia, France Telecom, Harvard Business School Publishing, Hewlett-Packard, Hilton, HSBC, Intuit, Macy's, Meredith, Microsoft, Neiman Marcus, New York & Company, Nokia, OfficeMax, PayPal, Philips, Procter & Gamble, Sears, Sony, Symantec, Target, T-Mobile, Urban Outfitters, Verizon, Viacom, Vodafone and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

© 2008 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

(a)Use of Non-GAAP Financial Measures

ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions, the amortization of intangible assets, acquisition-related compensation charges, and non-cash income tax benefits. Management believes that these normalized non-GAAP financial measures excluding these items better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods.

ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings metrics to the comparable GAAP measures.

ATG Statement Under Private Securities Litigation Reform Act

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2006, and its quarterly report on Form 10-Q for the period ended September 30, 2007, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
Art Technology Group, Inc.
Kimberly Maxwell, 617-386-1006
kmaxwell@atg.com